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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

Fusion Semiconductor Systems Corporation (Maryland)
Fusion Investments, Inc. (formerly Fusion UV Curing Systems Corporation)
 (Maryland)
Fusion Technology International, Inc. (Delaware)
Fusion Taiwan, Inc. (Delaware)
Fusion Advanced Technologies Corp. (Delaware)
Solara Ltd. (Delaware)
Fusion Systems International, Inc. (Virgin Islands)
Fusion Europe Ltd. (United Kingdom)
Fusion Semiconductor Japan K.K. (Japan)
Fusion Pacific, Ltd. (South Korea)